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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Beyond.com Corporation for the registration of 20,608,080 shares of its common stock and to the incorporation by reference therein of our report dated January 11, 1999, with respect to the consolidated financial statements and schedule of Beyond.com Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



San Jose, California
July 15, 1999